     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2000
                                                      REGISTRATION NO. 333-30938
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                  -------------

                CALIFORNIA                              94-3116852
     (State or other jurisdiction of                  (IRS Employer
      incorporation or organization)                Identification No.)

                    901 MARINER'S ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 358-3456
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -------------

                                DONALD R. SELLERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SCICLONE PHARMACEUTICALS, INC.
                    901 MARINERS ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 358-3456
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             J. HOWARD CLOWES, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                         139 Townsend Street, Suite 400
                         San Francisco, California 94107
                                 (415) 836-2500

--------------------------------------------------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as described in the Prospectus after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

================================================================================

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED APRIL 25, 2000

                         SCICLONE PHARMACEUTICALS, INC.

                                  COMMON STOCK

                     1,000,000 Shares Issued and Outstanding

                                       and

                       908,000 Shares Subject to Warrants

        This prospectus relates to the offer and sale of our common stock by the selling shareholders, as follows:

        - 1,000,000 shares issued to investors in our January 18, 2000 financing; and

        - up to 908,000 shares issuable upon exercise of warrants, with an exercise price of $7.00 per share, issued to the investors and the placement agent in connection with the January 18, 2000 financing.

        Our common stock is quoted on The Nasdaq National Market under the symbol "SCLN." On April 20, 2000, the last sale price of the common stock as reported on The Nasdaq National Market was $10.06.

        Our principal executive offices are located at 901 Mariner's Island Boulevard, Suite 205, San Mateo, California 94404, and our telephone number is
(650) 358-3456.

                       ----------------------------------


        AN INVESTMENT IN SCICLONE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.


                       ----------------------------------


        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this prospectus is ____________, 2000.

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
RISK FACTORS ........................................................   3

ABOUT SCICLONE ......................................................  10

USE OF PROCEEDS .....................................................  12

SELLING SHAREHOLDERS ................................................  12

PLAN OF DISTRIBUTION ................................................  13

LEGAL MATTERS .......................................................  14

EXPERTS .............................................................  14

WHERE TO FIND MORE INFORMATION .....................................   15

DOCUMENTS INCORPORATED BY REFERENCE ................................   15


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

                                  RISK FACTORS

        An investment in our common stock is risky. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks actually occurs, our business could be harmed. In that case, the trading of our common stock could decline and you might lose all or part of your investment.

WE HAVE NOT ACHIEVED OPERATING PROFITABILITY AND EXPECT TO CONTINUE TO INCUR LOSSES IN THE NEAR TERM. IF WE DO NOT CONTINUE TO INCREASE OUR ZADAXIN SALES, WE MAY NOT ACHIEVE OPERATING PROFITABILITY WHICH MAY PREVENT OR DELAY OUR LONG-TERM PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS

        We began to generate revenues from ZADAXIN in December 1996. Future ZADAXIN sales are uncertain. Our other drug under development, CPX, is a drug that targets the underlying cause of cystic fibrosis, a disease caused by genetic defects. Marketing approvals for CPX and additional marketing approvals for ZADAXIN are uncertain. We have experienced significant operating losses since our inception and have a substantial accumulated deficit. Furthermore, we expect our operating expenses to increase over the next several years as we expand our development, testing and marketing capabilities. Our ability to achieve and sustain operating profitability depends in large part on whether we:

        - increase ZADAXIN sales in existing markets;

        - launch ZADAXIN in newly-approved markets;

        - commence and continue clinical programs for, and obtain additional regulatory approvals for ZADAXIN, CPX, SCV-07, DAX and/or future products, particularly in the U.S., Europe and Japan;

        - are able to maintain our partnering arrangements for development and marketing of ZADAXIN in Europe and Japan; and

        - enter into other agreements for product development and commercialization of our products in the U.S.

        If we do not achieve operating profitability, we may have to delay or curtail our long-term product development and commercialization efforts.

IF WE EXPERIENCE DIFFICULTIES IN OUR FOREIGN SALES AND OPERATIONS, OUR FINANCIAL CONDITION WOULD SUFFER

        Our financial condition in the near term is highly dependent on ZADAXIN sales in foreign jurisdictions. The majority of our current ZADAXIN sales are to customers in the People's Republic of China. However, ZADAXIN sales in the People's Republic of China may be limited due to its low average income and poorly developed infrastructure. In addition, our ZADAXIN sales and operations in Asia, Latin America and the Middle East are subject to inherent risks, including:

        - difficulties and delays in obtaining pricing approvals and reimbursement;

        - difficulties and delays in obtaining product health registration;

        - difficulties and delays in obtaining importation permits;

        - unexpected changes in regulatory requirements;

        - tariffs and other barriers;


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

        - political instability;

        - the difficulties of staffing and managing foreign operations;

        - long payment cycles;

        - difficulty in accounts receivable collection;

        - currency fluctuations; and

        - potential adverse tax consequences.

We currently do not have any sales in the U.S. with which to offset any decrease in revenue from ZADAXIN sales in emerging markets in Asia, Latin America and the Middle East. In addition, some countries in these territories regulate pharmaceutical prices. This regulation may reduce prices for ZADAXIN significantly below those that would prevail in a free market.

IF WE FAIL TO OBTAIN ADDITIONAL REGULATORY APPROVALS OR MARKET ACCEPTANCE FOR ZADAXIN OR IF WE FAIL TO OBTAIN REGULATORY APPROVAL FOR CPX, OUR POTENTIAL FUTURE REVENUE WOULD BE LIMITED

        Our principal late-stage drug development efforts currently focus on ZADAXIN and CPX. We need favorable results from additional clinical trials of ZADAXIN to get regulatory approval in the U.S., Europe and Japan. ZADAXIN has been approved for commercial sale in 19 countries, principally as a treatment for hepatitis B and hepatitis C, and as a vaccine adjuvant. However, we may not be able to obtain approvals for ZADAXIN in the U.S., Europe and Japan or other countries or for the treatment of hepatitis, HIV and other medical conditions, such as cancer.

        Future sales of ZADAXIN will depend on market acceptance and successful distribution in additional countries. In many of our ZADAXIN markets, particularly the People's Republic of China, low average per capita income and poorly developed distribution infrastructure may make it difficult to successfully commercialize ZADAXIN. Because we currently rely on ZADAXIN sales as our primary source of revenue, our failure to demonstrate ZADAXIN's safety and efficacy in future clinical trials, obtain additional marketing approvals or successfully commercialize ZADAXIN would adversely affect our future revenue and operating results.

        CPX is currently undergoing phase 2 development in the U.S. We may experience delays and difficulties in the preclinical and clinical development of CPX. In addition, clinical trials may not prove that CPX is an effective treatment for cystic fibrosis. Our inability to demonstrate the safety and efficacy of CPX as a treatment for cystic fibrosis in a clinical trial, obtain regulatory approval of CPX as a treatment for cystic fibrosis or successfully commercialize CPX could adversely affect our potential future revenue and operating results.

REGARDLESS OF WHETHER OR NOT WE ACHIEVE OPERATING PROFITABILITY AS ANTICIPATED, WE MAY NEED TO OBTAIN ADDITIONAL FUNDS IN ORDER TO SUPPORT OUR LONG-TERM PRODUCT DEVELOPMENT AND COMMERCIALIZATION PROGRAMS

        Since inception, we have financed our operations primarily through sales of stock. If we do not continue to increase our ZADAXIN revenue and achieve operating profitability as anticipated, we will need to obtain additional financing to support our long-term product development and commercialization programs.

Our need for capital will depend on many factors, including:

        - the level of future ZADAXIN sales;

        - the timing, location, scope and results of ongoing and planned preclinical studies and clinical trials;

        - the size and complexity of our programs;


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

        - the timing and cost of FDA and international regulatory approvals;

        - the costs involved in filing, prosecuting and enforcing patent claims;

        - competing technological and market developments;

        - whether any or all of our outstanding common stock warrants are exercised and the timing and amount of such exercises;

        - our ability to establish and maintain partnering arrangements for development, sales, manufacturing and marketing of our products;

        - whether we elect to establish additional partnering arrangements for development, sales, manufacturing, and marketing of our products; and

        - the cost of manufacturing or obtaining preclinical and clinical materials.

Many of the foregoing factors are not within our control. The unavailability or timing of any necessary financing could prevent or delay our long-term product development and commercialization programs. We have no commitments or arrangements for additional funding and we may not be able to obtain financing if and when needed.

THE PRICE OF OUR COMMON STOCK HAS EXPERIENCED SUBSTANTIAL VOLATILITY AND MAY CONTINUE TO DO SO IN THE FUTURE.

        There has been significant volatility in the market prices for publicly traded shares of biopharmaceutical companies, including ours. In 1999, the price of our common stock fluctuated from a low of $1.06 to a high of $6.13. On April 20, 2000, our common stock closed at a price of $10.06. The price of our common stock may not remain at or exceed current levels. The following factors may have an adverse impact on the market price of our common stock:

        - announcements of technical or product developments by us or our competitors;

        - market conditions for pharmaceutical and biotechnology stocks;

        - market conditions generally;

        - governmental regulation;

        - healthcare legislation;

        - public announcements regarding advances in the treatment of the disease states that we are targeting;

        - public announcements from government officials relating to the biotechnology or pharmaceutical industries;

        - patent or proprietary rights developments;

        - changes in third-party reimbursement policies for our products; or

        - fluctuations in our operating results.

IF WE ISSUE ADDITIONAL COMMON STOCK OR SECURITIES CONVERTIBLE INTO COMMON STOCK, THE PERCENTAGE OWNERSHIP OF OUR THEN-CURRENT SHAREHOLDERS WOULD BE REDUCED AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE

        As of March 23, 2000, there were outstanding stock options for 4,210,345 shares of common stock, of which 3,138,379 were currently exercisable, and there were warrants outstanding that were exercisable for 2,903,471 shares of common stock. Upon issuance or conversion, all of these shares of common stock will be freely tradable.

        Future sales of substantial amounts of our common stock or securities convertible into our common stock could adversely affect the market price of our common stock.

        Similarly, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for our common stock, the percentage ownership of our then-current shareholders will be reduced.

IF WE DO NOT OBTAIN ADDITIONAL PRODUCT RIGHTS FROM THIRD PARTIES OR IF OUR LICENSEES DO NOT PERFORM THEIR OBLIGATIONS, OUR POTENTIAL FUTURE REVENUE WOULD BE LIMITED AND OUR FUTURE DEVELOPMENT EXPENSES WOULD INCREASE

        Our strategy includes entering into various partnering arrangements. To date, we have acquired rights to ZADAXIN, CPX, SCV-07, DAX and several other drugs but we are only actively pursuing clinical development of ZADAXIN and CPX at this time. If we do not license or otherwise acquire rights to additional drugs or advance SCV-07 and DAX from preclinical into clinical development, we may have a shortage of drugs to develop which would limit our potential future revenue.

        In addition, we have exclusively sublicensed our rights to develop and market ZADAXIN in Europe and Japan to Sigma-Tau S.p.A. and Schering-Plough K.K, respectively. However, these companies already have a substantial commitment to alpha interferon, which is an approved drug for cancer, hepatitis B and hepatitis C in Europe and Japan. Our relationships with these companies may not be successful and we may not be able to negotiate similar additional arrangements in the future in Europe and Japan or other major markets. We generally do not have control over the amount and timing of resources that our collaborators devote to their activities with us. If these parties do not perform their obligations as we expect them to, the development and sale of our products could be limited or delayed.

        Our ability to obtain regulatory approval in one country may be delayed or adversely affected by the timing of regulatory activities and approvals in other countries, particularly if we do not participate in the regulatory approval process in these other countries. Any delay or failure to achieve regulatory approvals may limit our potential future revenue.

IF WE FAIL TO PROTECT OUR PRODUCTS, TECHNOLOGIES AND TRADE SECRETS, WE MAY NOT BE ABLE TO SUCCESSFULLY USE, MANUFACTURE OR MARKET AND SELL OUR PRODUCTS OR WE MAY FAIL TO ADVANCE OR MAINTAIN OUR COMPETITIVE POSITION

        The United States composition of matter patent, which covers the chemical structure of ZADAXIN, and most of the European composition of matter patents for ZADAXIN have expired. Going forward, we will have only limited patents covering the chemical structure of ZADAXIN and this could adversely affect our proprietary rights. Our success depends significantly on our ability to obtain patent protection for our products and technologies, to preserve our trade secrets and to avoid infringing on the proprietary rights of third parties. However, our pending patent applications may not result in issued patents. Any patents that are issued may not provide a competitive advantage to us or may be invalidated or circumvented by our competitors. Others may independently develop similar products or designs around patents issued or licensed to us. Patents issued to or patent applications filed by other companies could have an adverse effect on our ability to use, manufacture or market our products or maintain our competitive position with respect to our products. Many of our patents and patent applications relating to ZADAXIN are held under exclusive licenses. If we breach the terms of any of these licenses we could lose our rights to these patents and patent applications. Holders of patents licensed to us may not file, prosecute, extend or maintain their patents in countries where we have rights.

        Other companies obtaining patents on products or processes useful to us may bring infringement actions against us. This type of litigation is typically costly and time-consuming and could require us to obtain licenses from others, or prevent us from using, manufacturing or marketing our products. These licenses may not be available on commercially reasonable terms, if at all.

        Pharmaceuticals are not patentable or have only recently become patentable in several countries in the territory in which we have exclusive rights to ZADAXIN. Enforcement of intellectual property rights in many countries in this territory has been limited or non-existent. Future enforcement of patents and proprietary rights in many countries in this territory will likely be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions.

IF WE FAIL TO OBTAIN REGULATORY APPROVALS FOR OUR PRODUCTS IN COUNTRIES IN WHICH WE HAVE NOT BEEN APPROVED, WE CANNOT DEVELOP, MARKET AND SELL OUR PRODUCTS IN THOSE COUNTRIES

        The research, preclinical and clinical development, manufacturing, marketing and sale of ZADAXIN, CPX and our other drug candidates are subject to extensive regulation by governmental authorities. ZADAXIN, CPX and any other products must be approved before they can be sold in any jurisdiction. Obtaining regulatory approval is time-consuming and expensive. In some countries where we are contemplating marketing and selling ZADAXIN, the regulatory approval process for drugs that have not been previously approved in countries with established clinical trial review procedures is uncertain, and this may delay the grant of regulatory approvals for ZADAXIN.

        We are currently sponsoring or planning clinical trials and pursuing regulatory approvals for ZADAXIN in a number of countries and we are currently sponsoring clinical trials of CPX in the U.S. However, we may not be able to commence or complete these trials in a timely or cost-effective manner, and even if completed, these trials may not fulfill the relevant regulatory approval criteria. We ultimately may not be able to obtain regulatory approvals in these countries. Adverse results in our development programs also could result in restrictions on the use of ZADAXIN and, if approved, CPX.

        Our failure, or failure by one or more of our partners, to comply with applicable U.S. or foreign regulatory requirements could, among other things, result in warning letters, fines, suspensions of regulatory approvals, product recalls or seizures, operating restrictions, injunctions and criminal prosecutions. In addition, government regulations may be established or imposed which prevent or delay regulatory approval of ZADAXIN, CPX or our future products.

IF WE ARE NOT ABLE TO ESTABLISH AND MAINTAIN ADEQUATE MANUFACTURING AND SUPPLY RELATIONSHIPS, THE DEVELOPMENT AND SALE OF OUR PRODUCTS COULD BE IMPAIRED

        We have entered into long-term contract manufacturing and supply agreements for ZADAXIN and CPX. To be successful, our products must be manufactured in commercial quantities, in compliance with regulatory requirements and at an acceptable cost. While we currently have long-term manufacturing relationships with experienced suppliers, we may not be able to maintain these long-term manufacturing relationships with these suppliers. We currently have vialing and packaging supply agreements in effect and a sufficient supply of finished ZADAXIN for the near term. We have recently changed and upgraded our manufacturing source of finished ZADAXIN for our international markets, excluding Japan. In some countries, this change may require additional regulatory approvals. If we do not obtain any required regulatory approvals of this manufacturing change in a timely fashion, new ZADAXIN marketing approvals may be delayed or sales may be interrupted until the manufacturing change is approved.

        Production interruptions, if any, could significantly delay clinical development of potential products and reduce third party or clinical researcher interest and support of proposed trials. These kinds of interruptions could also impede commercialization of our products, including sales of ZADAXIN in approved markets, and impair their competitive position, which would have a material adverse effect on our business.

WE MAY LOSE MARKET SHARE OR OTHERWISE FAIL TO COMPETE IN THE INTENSELY COMPETITIVE PHARMACEUTICAL INDUSTRY


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

        Competition in the pharmaceutical industry is intense and we expect that competition to increase. We believe that the principal competitive factors in the pharmaceutical industry include the efficacy, safety, price, therapeutic regimen and manufacturing quality assurance associated with a given drug. Our competitors include pharmaceutical companies, biotechnology firms, universities and other research institutions, both in the U.S. and abroad, that are actively engaged in research and development of chronic and life-threatening diseases such as hepatitis B, hepatitis C, cancer, immune system disorders and cystic fibrosis. Most of our competitors, particularly large pharmaceutical companies, have substantially greater financial, technical, regulatory, manufacturing, marketing and human resource capabilities than we do. Most of them also have extensive experience in undertaking the clinical testing and obtaining the regulatory approvals necessary to market drugs. In addition, we currently rely on sales of ZADAXIN as a treatment for hepatitis B and hepatitis C as our primary source of revenue. Several large pharmaceutical companies have substantial commitments to alpha interferon, which is an approved drug for treating hepatitis B and hepatitis C.

IF THIRD PARTY REIMBURSEMENT IS NOT AVAILABLE OR PATIENTS CANNOT OTHERWISE PAY FOR ZADAXIN, WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET ZADAXIN

        Our ability to successfully sell ZADAXIN depends in part on whether pharmaceutical drug consumers will be reimbursed for the cost of ZADAXIN. This reimbursement may come from government health administration authorities, private health insurers and other organizations. Third-party reimbursement for new therapeutic products is highly uncertain and may not be available for our future products. In many of the foreign countries in which we currently operate or intend to operate, reimbursement for ZADAXIN under government or private health insurance programs is currently not widely available. In the U.S., proposed health care reforms could limit the amount of third-party reimbursement available for our products. In many countries where we have marketing rights to ZADAXIN, government resources and per capita income may be so low that our products will be prohibitively expensive. In these countries, we may not be able to market our products on economically favorable terms, if at all.

IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL OR IF OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHIEF BUSINESS OFFICER OR OUR REGIONAL MANAGING DIRECTOR FOR GREATER CHINA LEFT SCICLONE, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE OUR PRODUCTS

        We are highly dependent upon our ability to attract and retain qualified personnel because of the specialized, scientific and international nature of our business. There is intense competition for qualified management, scientific and technical personnel in the pharmaceutical industry, and we may not be able to attract and retain the qualified personnel we need to grow and develop our business globally. In addition, numerous key responsibilities at SciClone are assigned to a relatively small number of individuals, such as our President and Chief Executive Officer, Chief Operating Officer, Chief Business Officer and our Regional Managing Director for Greater China. If we are unable to attract and retain qualified personnel as needed or promptly replace those employees who are critical to our product development and commercialization, the development and commercialization of our products would adversely be affected. We do not maintain "key person" life insurance on any of our key personnel.

WE HAVE LIMITED PRODUCT LIABILITY INSURANCE AND ANY PRODUCT LIABILITY CLAIMS ASSERTED AGAINST US COULD RESULT IN SIGNIFICANT EXPENSES AND DECREASED DEMAND FOR OUR PRODUCTS

        Companies which test, manufacture, market and sell pharmaceutical products commonly receive product liability claims. These claims may be asserted against us. Product liability insurance for the pharmaceutical industry generally is expensive, if it is available at all. We have product liability insurance coverage for our clinical trials and commercial sales. However, product liability claims in excess of our insurance coverage or that resulted in the payment of large deductibles would adversely affect our financial condition and demand for our products.

ISSUING PREFERRED STOCK WITH RIGHTS SENIOR TO THOSE OF OUR COMMON STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK OR HINDER TAKEOVER TRANSACTIONS THAT OFFER COMMON SHAREHOLDERS AN OPTIMAL PRICE FOR THEIR SHARES

        Our charter documents give our board of directors the authority to issue additional series of preferred stock without a vote or action by our shareholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights of holders of our common stock may be adversely affected by the rights granted to holders of preferred stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference a pre-set distribution in the event SciClone is liquidated that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common shareholders could be prevented from participating in transactions that would offer an optimal price for their shares.

FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or currents facts. Such statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words or terms of similar meaning in connection with any discussion of future operating of financial performance. In particular, these forward-looking statements include statements include statements relating to:

        - our history of operating losses and anticipation of future losses;

        - our need for additional capital and uncertainty of additional funding;

        - uncertainty of our product development programs;

        - uncertainties relating to preclinical and clinical trials;

        - government regulation and uncertainties of obtaining additional regulatory approvals on a timely basis or at all;

        - uncertainties related to our patent and proprietary rights;

        - our dependence on key personnel;

        - our third-party collaborations;

        - our dependence in third-party manufacturers of our products;

        - uncertainties regarding the acceptance, purchase and use of our products;

        - intense competition and rapid technological change in the specialty pharmaceutical and biotechnology industries;

        - the value and price of our common stock; and

        - uncertainties relating to government health care reform proposals, measures and announcements and third-party reimbursement.

        Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, no forward-looking statements can be guaranteed. Actual future results may vary materially.


        We will not update these forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, review additional disclosures we make in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K filed with the SEC.


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

ABOUT SCICLONE

        We develop and commercialize novel medicines for treating a broad range of the world's most serious diseases. We have focused our current product development and commercial activities on the following diseases:

        - hepatocellular carcinoma, the most common and deadliest form of liver cancer worldwide;

        - malignant melanoma, the deadliest form of skin cancer and one of the most rapidly increasing types of cancer worldwide;

        - hepatitis C, an infectious disease affecting 170 million people worldwide;

        - hepatitis B, an infectious disease affecting 350 million people worldwide;

        - HIV, the virus that causes AIDS;

        - drug-resistant tuberculosis, an infectious disease reaching pandemic proportions worldwide; and

        - cystic fibrosis, the most common fatal genetic disease among Caucasians.

        Our flagship drug is ZADAXIN(R), an immunotherapy. ZADAXIN boosts the body's immune system in the fight against multiple types of cancer and infectious diseases. ZADAXIN is in or expected to enter phase 2 and phase 3 development in the U.S., Europe and Japan, the world's largest pharmaceutical markets, targeting six diseases: hepatocellular carcinoma, malignant melanoma, hepatitis C, hepatitis B, HIV and drug-resistant tuberculosis. Approximately 3,000 patients have been treated with ZADAXIN in over 70 clinical trials covering a broad range of life-threatening diseases in which the immune system plays a key role in the patient's ability to fight back.

        Unlike most biotechnology companies, we are currently selling our lead drug -- ZADAXIN. ZADAXIN is currently approved for sale in Italy and 18 emerging markets in Asia, Latin America and the Middle East, principally for the treatment of hepatitis B and hepatitis C and as a vaccine adjuvant. Total ZADAXIN sales for 1999 were $9,090,000, a 151% increase over 1998 sales of $3,625,000. ZADAXIN marketing applications are pending in 18 additional emerging markets. We plan to file 8 additional ZADAXIN marketing applications in 2000.

        Our second product in clinical development, CPX, is a novel protein-repair therapy for cystic fibrosis, the most common fatal genetic disease among Caucasians. Currently approved drugs treat only the symptoms of cystic fibrosis, not the underlying cause of the disease. CPX, which we in-licensed from the U.S. National Institutes of Health, is designed to repair the underlying protein-associated defect responsible for cystic fibrosis in most patients, not just the symptoms of the disease. CPX is currently undergoing phase 2 development in the U.S.

        Additional preclinical drug candidates include SCV-07, the lead orally active compound in our new class of immunotherapies, and DAX. We expect to develop SCV-07 for drug-resistant tuberculosis, cancer and viral hepatitis. DAX is targeted at cystic fibrosis.

OUR MARKETS

        We are focusing on a large number of discrete but widespread life-threatening diseases that afflict different parts of the human body. We believe the significance, prevalence and diversity of our disease targets, and the known limitations of current treatment alternatives, have created a compelling need for improved therapies, with novel medicines often enjoying premium pricing and rapid market acceptance. Our current product development and commercial activities are focused on this large, unmet market need.

        The fundamentals of the cancer, infectious disease and cystic fibrosis markets that are particularly advantageous for us include:

        - inadequate treatment alternatives;

        - high incidence and prevalence;

        - accelerated FDA approval procedures;

        - highly concentrated populations of specialists, allowing a small sales force to be effective; and

        - favorable pricing reimbursement.

OUR STRATEGY

        Our objective is to be a leading global immunotherapy and protein-repair therapy company. Our strategy consists of the following key elements:

        - focus on specialist-oriented markets for cancer, infectious disease and cystic fibrosis;

        - develop our portfolio of products for a broad range of diseases;

        - use our ZADAXIN sales in emerging markets to fund late-stage development of our products in the U.S., Europe and Japan, the world's largest pharmaceutical markets;

        - form strategic collaborations to support our development and commercialization programs, particularly in Europe and Japan; and

        - use our global expertise in immunotherapy and protein-repair therapy to identify and in-license or acquire additional product candidates;

        - selectively outsource activities to reduce our development and manufacturing costs.

        All of our current product rights were in-licensed. We observe a disciplined approach to product acquisition, in-licensing and development, the key elements of which are that:

        - we do not engage in drug discovery or perform early-stage research;

        - we only acquire, in-license and develop drug candidates with strong evidence of preclinical or human efficacy;

        - we only acquire, in-license and develop compounds that can be administered by a highly concentrated population of specialists, allowing a small sales force to be effective;

        - we only acquire, in-license and develop drugs protected by patents, have patents pending or qualify for orphan drug status from the FDA; and

        - we establish strategic collaborations when appropriate to share the cost and risk of drug development and commercialization, especially in large overseas markets such as Europe and Japan.


        Internationally, we have 41 ZADAXIN distribution arrangements covering 46 countries outside the U.S., Europe and Japan. We intend to out-license our products where a collaborative arrangement will materially enhance the prospects for a drug's commercial success in licensed markets. Our partnering arrangements with Sigma-Tau and Schering-Plough K.K. for development and marketing of ZADAXIN in Europe and Japan, and our arrangements with our ZADAXIN distributors are examples of this strategy. We intend to produce ZADAXIN, CPX and any future products through contract manufacturing and supply agreements. We have entered into separate long-term supply agreements in the U.S. and Europe for the supply of bulk and finished product thymosin alpha 1. We contract with a major U.S. pharmaceutical company for the supply of bulk CPX and another U.S. pharmaceutical manufacturer for finished product CPX.

FORMATION AND OTHER INFORMATION

        SciClone was incorporated in California in 1990. Our international operating subsidiary, SciClone Pharmaceuticals International Ltd., is incorporated in the Cayman Islands and headquartered in Hong Kong. We also have office locations in London, Singapore, Taiwan, Japan and Italy.


                                 USE OF PROCEEDS

        If the warrants are exercised by the selling shareholders, we will receive proceeds in the form of the exercise price. The warrants issued to the investors and placement agent for up to 908,000 shares have an aggregate exercise price of $6,356,000, or $7.00 per share. If we receive any proceeds from the exercise of the warrants, we expect to use them for working capital. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders and all proceeds will go to the selling shareholders to be used for their own purposes.


                              SELLING SHAREHOLDERS

        The 1,908,000 shares offered by this prospectus consist of shares issued or issuable to institutional investors and the placement agents in connection with a privately placed equity financing on January 18, 2000, as follows:

        - 1,000,000 shares of common stock issued to the investors; and

        - up to 908,000 shares of common stock issuable upon exercise of warrants, with an exercise price of $7.00, issued to the investors and the placement agent.

The investor warrants and the placement agent warrants are exercisable until January 17, 2005, except that the placement agent warrant shares may not be sold prior to October 18, 2000 if the market price is less than $10.00 per share. The table below sets forth each selling shareholder, the number of shares of common stock which it owns or has the right to acquire as of April 17, 2000, the number of shares of common stock subject to sale under this prospectus and the number of shares of common stock it would own assuming the sale of all shares of common stock covered by this prospectus. The shares offered by the investors consist of:

        - shares issued in the financing and outstanding; and

        - shares subject to warrants issued in the financing.

The shares offered by the placement agents consist of shares issuable upon exercise of warrants issued in connection with our January 18, 2000 financing.

        Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholders. Except as otherwise indicated, as of April 17, 2000, we believe that each person named in the table has sole voting and investment power with respect to all of the shares of our common stock listed as beneficially owned by it. The table has been prepared on the assumption that all shares offered by this Prospectus will be sold.

                                                  Shares           Shares         Shares
                                               Beneficially      Offered by     Beneficially
                                              Owned Prior to        this        Owned After
           Selling Shareholders                the Offering      Prospectus     the Offering
           --------------------               --------------     -----------    ------------
Investors:

Brown Simpson Strategic Growth Fund, Ltd.      1,397,800(1)(7)    1,135,800      262,000

Brown Simpson Strategic Growth Fund, L.P.        664,200(2)(7)      664,200            0

Placement Agents:

H.C. Wainwright & Co., Inc.                       43,200(3)(7)       43,200            0

Matthew Balk                                     128,860(4)(7)       41,860       87,000

Scott Weisman                                     62,940(5)(7)       17,940       45,000

Jason Adelman                                      5,000(6)(7)        5,000            0

-------------

(1) includes 504,800 shares issuable upon exercise of Warrants issued in connection with the January 18, 2000 financing.

(2) includes 295,200 shares issuable upon exercise of Warrants issued in connection with the January 18, 2000 financing.

(3) includes 43,200 shares issuable upon exercise of Warrants issued in connection with the January 18, 2000 financing.

(4) includes 41,860 shares issuable upon exercise of Warrants issued in connection with the January 18, 2000 financing.

(5) includes 17,940 shares issuable upon exercise of Warrants issued in connection with the January 18, 2000 financing.

(6) Includes 5,000 shares issuable upon exercise of Warrants issued in connection with the January 18, 2000 financing.

(7) The number of shares of common stock owned by each selling shareholder includes the aggregate number of shares of common stock which may be obtained by such shareholder upon exercise of all of the warrants owned by the shareholder. However, the selling shareholders are not currently the beneficial owners of all of such shares of common stock.



        H.C. Wainwright & Co., Inc. is a corporation of which Steve Barrett is the Chief Executive Officer. Mr. Barrett may be deemed to have investment and voting control over the shares held by H.C. Wainwright & Co., Inc.


                              PLAN OF DISTRIBUTION

        The selling shareholders may sell their shares of common stock on the Nasdaq National Market, or other exchange on which the common stock is trading, in privately negotiated transactions or otherwise. The shares may be sold by the selling shareholders by one or more of the following methods:

        - block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

        - an exchange distribution in accordance with the rules of such exchange;

        - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

        - privately negotiated transactions;

        - short sales; or

        - a combination of any of the above methods.

        Brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders. If any broker-dealer acts as agent for a purchaser of shares, the broker-dealer may receive commissions or discounts from the purchaser. Commissions or discounts will be negotiated at the time of the transaction and are not expected to exceed customary amounts.

        Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share. To the extent the broker-dealer is unable to sell the specified number, it may purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the selling shareholder.

Broker-dealers who acquire shares as principal may then resell such shares from time to time in transactions, which may involve block transactions as described above, in the over-the-counter market or otherwise. Resales by broker-dealers may be at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales, broker-dealers may pay to or receive from purchasers of the shares commissions as described above. The selling shareholders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

        The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. If so, any commissions received by such broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or instruments that derive their value from our securities, and may sell and deliver the shares covered by this prospectus in connection with the transactions or to settle securities loans. From time to time the selling shareholders may pledge their shares pursuant to the margin provisions of its agreements with its brokers. Upon a default by the selling shareholders, the broker may offer and sell the pledged shares from time to time.

        Under our agreement with the selling shareholders, we agreed to file a registration statement covering the 1,000,000 shares issued in our January 18, 2000 financing and the 908,000 shares issuable upon exercise of warrants issued in connection with the financing within 30 days following the closing of the financing and to keep a registration statement covering these shares effective for up to three years following the closing.

        We will pay all expenses related to the registration of the shares covered by this prospectus, including:

        - filing, registration and qualification fees;

        - printers' fees;

        - accounting fees; and

        - the fees and disbursements of our outside counsel.

        We will not pay underwriters' or brokers' discounts and commissions or the fees or disbursements of counsel for any selling shareholder.

        The selling shareholders are not restricted as to the price or prices at which they may resell the shares except that the warrant shares may not be sold prior to October 18, 2000 if the market price is less than $10 per share. Any resales may have an adverse effect on the market price of the common stock. In addition, it is possible that a significant number of shares could be sold at the same time, which also may have an adverse effect on the market price of the common stock.

        We have agreed to indemnify the selling shareholders against specific civil liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

        The legality of the shares offered by this prospectus is being passed upon by Gray Cary Ware & Freidenrich LLP, San Francisco, California.


                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



                         WHERE TO FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC may be inspected and copied at the SEC Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.

        You may obtain information about the operation of the SEC Public Reference Room by calling 1-800-SEC-0330. You can also inspect this material free of charge at a Web site maintained by the SEC at http://www.sec.gov. Finally, you can also inspect reports and other information concerning SciClone at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. SciClone common stock is traded on The Nasdaq National Market under the symbol "SCLN." SciClone's Internet web site is located at http://www.sciclone.com.

                       DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The following documents filed by us with the SEC are incorporated in this prospectus by reference:

        - Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000 (File No. 0-19825); and

        - The description of SciClone's Common Stock contained in SciClone's Registration Statement on Form 8-A filed under the Securities Exchange Act, including any amendment or report filed for the purpose of updating that description (File No. 0-19825).

        We also incorporate by reference all documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. We will provide free of charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus. Please direct such requests to Investor Relations, SciClone Pharmaceuticals, Inc., 901 Mariner's Island Boulevard, Suite 205, San Mateo, California 94404. Our telephone number is (650) 358-3456.

--------------------------------------------------------------------------------

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU
     SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF THE DATE OF THIS PROSPECTUS.
 DELIVERY OF THIS PROSPECTUS AFTER THE DATE INDICATED BELOW DOES NOT MEAN THAT
                       THE INFORMATION IS STILL CORRECT.



                         SCICLONE PHARMACEUTICALS, INC.


                                  COMMON STOCK

                     1,000,000 SHARES ISSUED AND OUTSTANDING

                                       AND

                       908,000 SHARES SUBJECT TO WARRANTS




                                   PROSPECTUS




                              _______________, 2000

--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and Nasdaq filing fee.

                                                   To be Paid
                                                     By The
                                                   Registrant
                                                   ----------
SEC Registration Fee                                $ 4,203

Nasdaq filing fee                                   $17,500

Accounting fees and expenses                        $ 5,000

Legal fees and expenses                             $10,000

Miscellaneous expenses                              $ 2,297
                                                    -------
        Total.................................      $39,000
                                                    =======

-----------------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 204 of the California Corporations Code (the "CCC"), the Registrant's Articles of Incorporation provide that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the CCC or any other applicable laws. Such Articles of Incorporation also provide that no amendment or repeal of such Articles shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

        The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or an predecessor of the Registrant. The Registrant's Bylaws also provide that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Articles of Incorporation.

        The Registrant has entered into indemnification agreements with its directors and certain of its officers.

        The Registrant intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

        See also the undertakings set out in response to Item 17 herein.

ITEM 16. EXHIBITS.

        The following exhibits are filed with this Registration Statement:

EXHIBIT NO.                            DESCRIPTION OF EXHIBIT
-----------                            ----------------------
   5.1*         Opinion of Gray Cary Ware & Freidenrich LLP.

  23.1          Consent of Ernst & Young LLP, independent auditors.

  23.2*         Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).

  24.1*         Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement).

  99.1 Subscription Agreement dated as of January 14, 2000 by and among SciClone Pharmaceuticals, Inc. and the investors listed on the signature page.

  99.2          Form of Warrant to Purchase Shares of Common Stock.

------------

* Previously filed.

ITEM 17.  UNDERTAKINGS.

        A.  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                 (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        E. The undersigned Registrant hereby undertakes that:

        (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California on April 25, 2000.

                                          SCICLONE PHARMACEUTICALS, INC.


                                          By: /s/ Donald R. Sellers
                                             ---------------------------------
                                             Donald R. Sellers
                                             President, Chief Executive Officer
                                             and Interim Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


             SIGNATURE                              TITLE                           DATE
             ---------                              -----                           ----
/s/ Donald R. Sellers                 President, Chief Executive               April 25, 2000
------------------------------        Officer, Interim Chief Financial
Donald R. Sellers                     Officer and Director (Principal
                                      Executive, Financial and
                                      Accounting Officer)


/s/ Jere E. Goyan*                    Chairman of the Board and Director       April 25, 2000
--------------------------------
Jere E. Goyan, Ph.D.


/s/ John D. Baxter*                   Director                                 April 25, 2000
--------------------------------
John D. Baxter, M.D.


/s/ Edwin C. Cadman*                  Director                                 April 25, 2000
--------------------------------
Edwin C. Cadman, M.D.


/s/ Rolf H. Henel*                    Director                                 April 25, 2000
--------------------------------
Rolf H. Henel


* By /s/ Donald R. Sellers
    ----------------------------
     Donald R. Sellers
     Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT NO.                    DESCRIPTION OF EXHIBIT
-----------                    ----------------------
  5.1*            Opinion of Gray Cary Ware & Freidenrich LLP.

 23.1             Consent of Ernst & Young LLP, independent auditors.

 23.2*            Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).

 24.1*            Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement).

 99.1             Subscription Agreement dated as of January 14, 2000 by and among
                  SciClone Pharmaceuticals, Inc. and the investors listed on the signature page.

 99.2             Form of Warrant to Purchase Shares of Common Stock.

--------

*Previously filed.